Exhibit 1.3

EXECUTION

FIRST HORIZON ASSET SECURITIES INC.

MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 2007-FA4

TERMS AGREEMENT
(to Underwriting Agreement,
dated February 24, 2006
among the Company, First Horizon
Home Loan Corporation
and the Underwriter)

First Horizon Asset Securities Inc. 4000 Horizon Way Irving, Texas 75063	New York, New York June 27, 2007

     Credit Suisse Securities (USA) LLC (the “Underwriter”) agrees, subject to the terms and provisions herein and of the captioned Underwriting Agreement (the “Underwriting Agreement”), to purchase such Classes of First Horizon Alternative Mortgage Securities Trust 2007-FA4, Mortgage Pass-Through Certificates, Series 2007-FA4 (the “Series 2007-FA4 Certificates”) specified in Section 2(a) hereof (the “Offered Certificates”) specified in Section 2(a) hereof (the “Offered Certificates”). This letter supplements and modifies the Underwriting Agreement solely as it relates to the purchase and sale of the Offered Certificates described below. The Series 2007-FA4 Certificates are registered with the Securities and Exchange Commission by means of an effective Registration Statement (No. 333-143015). Capitalized terms used and not defined herein have the meanings given them in the Underwriting Agreement.

     Section 1. The Mortgage Pools: The Series 2007-FA4 Certificates shall evidence the entire beneficial ownership interest in two mortgage pools (“Pool I” and “Pool II” and, collectively, the “Mortgage Pools”) of conventional, fixed rate, fully amortizing, one-to-four-family residential mortgage loans (the “Mortgage Loans”) having the following characteristics as of June 1, 2007 (the “Cut-off Date”):

    (a) Aggregate Principal Amount of the Mortgage Pools: Approximately $413,005,657 aggregate principal balance as of the Cut-off Date, subject to an upward or downward variance of up to 5%, the precise aggregate principal balance to be determined by the Company.

(b) Original Terms to Maturity: The original term to maturity of each Mortgage Loan included in Pool I shall be between 240 and 360 months. The original term to maturity of each Mortgage Loan included in Pool II shall be 180 months.

Section 2 . The Certificates: The Offered Certificates shall be issued as follows:

228045 FHAMS 2007-FA4
Credit Suisse/First Horizon Underwriting Terms Agreement

(a) Classes: The Offered Certificates shall be issued with the following Class designations, interest rates and principal balances, subject in the aggregate to the variance referred to in Section 1(a) and, as to any particular Class, to an upward or downward variance of up to 5%:

			Initial			Required Ratings
			Approximate
			Pass-Through	Class Purchase Price
Class	Class Principal Balance		Rate(1)	Percentage	Fitch	S&P	Moody’s
Class I-A-1	$67,500,000		5.920%	100.421875000%	AAA	AAA	Aaa
Class I-A-2	$67,500,000	(2)	0.330%	-	AAA	AAA	N/A
Class I-A-3	$50,000,000		6.250%	100.421875000%	AAA	AAA	N/A
Class I-A-4	$34,561,000		6.250%	100.421875000%	AAA	AAA	Aaa
Class I-A-5	$24,148,000		6.250%	100.421875000%	AAA	AAA	N/A
Class I-A-6	$60,000,000		8.000%(3)	100.421875000%	AAA	AAA	N/A
Class I-A-7	$25,000,000		6.000%	100.421875000%	AAA	AAA	Aaa
Class I-A-8	$20,000,000		6.250%	100.421875000%	AAA	AAA	Aaa
Class I-A-9	$60,000,000	(2)	0.000%	-	AAA	AAA	N/A
Class I-A-10	$77,205,000		6.250%	100.421875000%	AAA	AAA	Aaa
Class I-A-11	$6,534,000		6.250%	100.421875000%	AAA	AAA	N/A
Class I-A-12	$25,000,000	(2)	0.250%	-	AAA	AAA	N/A
Class I-A-13	$3,337,000		6.250%	100.421875000%	AAA	AAA	N/A
Class I-A-14	$5,050,000		6.250%	100.421875000%	AAA	AAA	N/A
Class I-A-R	$100		6.250%	100.421875000%	AAA	AAA	N/A
Class II-A-1	$12,066,000		6.000%	100.531250000%	AAA	AAA	N/A

“N/A” indicates that these Classes of Offered Certificates are not rated by the applicable Rating Agency.

(1)	The pass-through rates on the Offered Certificates are variable and will be calculated as described in the Prospectus Supplement.

(2)	The Class I-A-2 Certificates are notional amount certificates and will accrue interest during each interest accrual period on a notional amount equal to the class certificate balance of the Class I-A-1 Certificates. The Class I-A-9 Certificates are notional amount certificates and will accrue interest during each interest accrual period on a notional amount equal to the class certificate balance of the Class I-A-6 Certificates. The Class I-A-12 Certificates are notional amount certificates and will accrue interest during each interest accrual period on a notional amount equal to the class certificate balance of the Class I-A-7 Certificates.

(3)	For any distribution date on or prior to the distribution date in June 2008, any payments on the Class I- A-6 Certificates in excess of the maximum pass-through rate of 6.25% per annum will be payable solely from the Yield Supplement Account. For any distribution date after the distribution date in June 2008, interest will accrue on the Class I-A-6 Certificates at a per annum rate equal to 6.25% per annum. There will be no extra payments from the Yield Supplement Account after the distribution date in June 2008. As of the first distribution date, the holders of the Class I-A-6 Certificates will receive the per annum initial annual pass-through rate of 6.25% plus payments payable from the Yield Supplement Account of approximately 1.75%. In addition, for any distribution date on or prior to the distribution date in June 2008, interest will accrue on the Class I-A-6 Certificates at a per annum rate

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Credit Suisse/First Horizon Underwriting Terms Agreement

equal to (i) LIBOR plus (ii) 4.00%, subject to a maximum and minimum rate of 6.25% and 4.00% per annum, respectively.

(b) The Offered Certificates shall have such other characteristics as described in the related Prospectus.

     The Underwriter agrees, severally and not jointly, subject to the terms and conditions contained herein and in the Underwriting Agreement, to purchase the principal balances of the Classes of Certificates specified below its name:

Class	Credit Suisse Securities (USA) LLC
Class I-A-1	$67,500,000
Class I-A-2	$67,500,000
Class I-A-3	$50,000,000
Class I-A-4	$34,561,000
Class I-A-5	$24,148,000
Class I-A-6	$60,000,000
Class I-A-7	$25,000,000
Class I-A-8	$20,000,000
Class I-A-9	$60,000,000
Class I-A-10	$77,205,000
Class I-A-11	$6,534,000
Class I-A-12	$25,000,000
Class I-A-13	$3,337,000
Class I-A-14	$5,050,000
Class I-A-R	$100
Class II-A-1	$12,066,000

     Section 3. Purchase Price: The Purchase Price for each Class of the Offered Certificates shall be the Class Purchase Price Percentage therefor (as set forth in Section 2(a) above) of the initial Class Principal Balance thereof plus accrued interest at the applicable per annum Pass-Through Rate set forth in 2(a) above from and including the Cut-off Date up to, but not including, June 29, 2007 (the “Closing Date”).

     Section 4. Required Ratings: The Offered Certificates shall have received at least the Required Ratings from Fitch, Inc. (“Fitch”), Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”) set forth in Section 2(a) above.

     Section 5. Tax Treatment: One or more elections will be made to treat the assets of the Trust Fund as a REMIC.

     Section 6. Acknowledgment of Merger. The Underwriter hereby acknowledges that, effective May 31, 2007, First Horizon Home Loan Corporation merged with and into First Tennessee Bank National Association. All references in the Underwriting Agreement to First Horizon Home Loan Corporation shall be deemed to refer to First Horizon Home Loans, a division of First Tennessee Bank National Association, as successor by merger to First Horizon Home Loan Corporation.

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Credit Suisse/First Horizon Underwriting Terms Agreement

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Underwriter, First Horizon Home Loans, a division of First Tennessee Bank National Association, and the Company.

Very truly yours,

CREDIT SUISSE SECURITIES (USA)
LLC

By:
Name:
Title:

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.

FIRST HORIZON ASSET SECURITIES INC.

By:
Name: Alfred Chang
Title: Vice President

FIRST HORIZON HOME LOANS, a division of
First Tennessee Bank National Association

FIRST HORIZON ASSET SECURITIES INC.

By:
Name: Terry L. McCoy
Title: Executive Vice President

228045 FHAMS 2007-FA4
Credit Suisse/First Horizon Underwriting Terms Agreement